UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2009
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
(712) 277-1340
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
     This Current Report on Form 8-K updates the Terra Industries Inc. (the “Company”) annual Report on Form 10-K for the year ended December 31, 2008, as amended (the “2008 Annual Report”) to reflect the retrospective adoption of Financial Accounting Standards Board (“FASB”) Statement of financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51, effective January 1, 2009 (“SFAS 160”).
     The Company began reporting comparative results under the new accounting literature described above, effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. The adoption of SFAS 160 required that noncontrolling interests (formerly referred to as minority interests) be reported as a component of total equity in the Company’s consolidated statement of financial position. Prior to the adoption of SFAS 160, such noncontrolling interests were included in noncurrent liabilities. SFAS 160 also changed the way that noncontrolling interests are presented within the consolidated statement of operations, such that it reflects results attributable to both the Company’s interests and noncontrolling interests. The results attributable to the Company’s interests (Net income attributable to Terra Industries Inc) did not change upon adoption of SFAS 160.
     Item 9.01 of this Form 8-K updates the following information contained in the 2008 Annual Report to reflect the impact of SFAS 160:

Item 6.	Selected Financial Data

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8.	Financial Statements and Supplementary Data
     This Report on Form 8-K does not affect any other information in the 2008 Annual Report. The updated Financial Statements and Supplementary Data include an update to the subsequent events set forth in Note 26, Subsequent Events, of the Notes to the Consolidated Financial Statements. The information included on this Form 8-K should be read in conjunction with the 2008 Annual Report, which was filed with the Securities and Exchange Commission on February 27, 2009.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d)   Exhibits
23.1	Consent of Deloitte & Touche LLP

99.1	Select Items from Terra Industries Inc. Annual Report on Form 10-K for the year ended December 31, 2008.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.
/s/ John W. Huey
John W. Huey
Vice President, General Counsel and Corporate Secretary

Date: September 30, 2009